As filed with the Securities and Exchange Commission on February 12, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELECTROGLAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0336101
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6024 Silver Creek Valley Road

San Jose, CA 95138

(408) 528-3000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Electroglas, Inc. 2001 Non-Officer Employee Stock Incentive Plan, as amended

(Full Title of Plans)

Thomas E. Brunton

Vice President-Finance, Chief Financial Officer, Treasurer and Secretary

Electroglas, Inc.

6024 Silver Creek Valley Road

San Jose, CA 95138

(408) 528-3000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

William D. Sherman, Esq.

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, CA 94304-1018

(415) 813-5600

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $.01 par value per share	1,000,000	$1.145	$1,145,000	$106.00

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the high and low prices reported on the Nasdaq National Market on February 10, 2003.

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

1.    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”).

2.    The Company’s Current Reports on Form 10-Q for the period ended March 31, 2002, June 30, 3002 and September 30, 2002.

3.    The Company’s Current Reports on Form 8-K filed on June 20, 2002 and June 24, 2002. The Company’s Current Report on Form 8-K/A filed on June 25, 2002

4.    The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on April 23, 1993.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.    Exhibits.

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Auditors

24.1	Power of Attorney (see Signature Page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Electroglas, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 12, 2003.

ELECTROGLAS, INC

By:	/s/ CURTIS S. WOZNIAK
Curtis S. Wozniak Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Curtis S. Wozniak and Thomas E. Brunton, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ CURTIS S. WOZNIAK Curtis S. Wozniak	Chief Executive Officer and Director and Chairman (Principal Executive Officer)	February 12, 2003

/s/ THOMAS E. BRUNTON Thomas E. Brunton	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	February 12, 2003

/s/ ROBERT J. FRANKENBERG Robert J. Frankenberg	Director	February 12, 2003

/s/ MEL FRIEDMAN Mel Friedman	Director	February 12, 2003

/s/ JOHN OSBORNE John Osborne	Director	February 12, 2003

INDEX TO EXHIBITS

Exhibit Number	Document
5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Auditors

24.1	Power of Attorney (see Signature Page)